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                                                                      EXHIBIT 23
                         INDEPENDENT AUDITORS' CONSENT
     We consent to the incorporation by reference in Registration Statement Nos. 33-35098 and 33-35099 of Flagstar Companies, Inc. on Form S-8 of our report dated March 25, 1994 appearing in this Annual Report on Form 10-K of Flagstar Companies, Inc. for the year ended December 31, 1993.
DELOITTE & TOUCHE
Greenville, South Carolina
April 12, 1994